Exhibit 32.1

CERTIFICATION

OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350

Solely for the purpose of complying with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer and the Chief Financial Officer of Noble International, Ltd. (the “Company”), hereby certify that, to the best of our knowledge, the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2005	By:	/s/ Christopher L. Morin
	Name:	Christopher L. Morin
	Title:	President and Chief Executive Officer (Principal Executive Officer) of Noble International, Ltd.

Date: November 7, 2005	By:	/s/ Jay J. Hansen
	Name:	Jay J. Hansen
	Title:	Chief Financial Officer (Principal Financial Officer) of Noble International, Ltd.

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